Ameriprise Financial, Inc. Minneapolis, MN NYSE: AMP April 25, 2022

Ameriprise Financial Reports
First Quarter 2022 Results

Earnings Per Diluted Share		Return on Equity, ex AOCI (1)
	Q1 2022		Q1 2022
GAAP	$6.55	GAAP	55.9%
Adjusted Operating	$5.98	Adjusted Operating	49.9%

Ameriprise increased its quarterly dividend 11 percent to $1.25 per share

•First quarter adjusted operating earnings per diluted share was $5.98, up 10 percent from $5.43 in the prior year reflecting strong business performance.	Perspective from Jim Cracchiolo, Chairman and Chief Executive Officer

“Ameriprise delivered another good quarter during a period of heightened market volatility and geopolitical uncertainty. We remain focused on providing an exceptional experience and strong solutions to our clients to help them achieve their goals.

Assets under management and administration were up 17% to $1.3 trillion, with net inflows of more than $10 billion in Wealth Management. This led to double-digit revenue growth, and strong margins and returns during a more challenging operating environment.

In terms of our capital strength, our diversified business generates significant free cash flow that we are disciplined in deploying to drive business growth and shareholder value. In fact, today we announced an 11% increase in our regular quarterly dividend, our 18th increase since becoming public in 2005. We plan to return approximately 90% of capital to shareholders this year.

As I look ahead, we are well positioned to continue to drive organic growth and will benefit from the rising rate environment in the U.S.”

•First quarter GAAP net income per diluted share was $6.55, versus $3.58 a year ago, driven by strong business performance and lower market impact on derivatives.
•Assets under management and administration increased 17 percent to $1.3 trillion in the quarter.
•Adjusted operating net revenue was $3.6 billion, a 10 percent increase from strong business growth and year-over-year market appreciation, as well as the impact of market volatility in the quarter.
•Wealth and Asset Management generated strong profitability with pretax adjusted operating earnings up 18 percent. These businesses represented nearly 80 percent of pretax operating earnings in the quarter.

•Investment performance at Columbia Threadneedle Investments remains excellent with 129 funds with 4- and 5-star Morningstar ratings with more than 80% of funds above median on an asset-weighted basis over 3-, 5- and 10-year time periods.

•The company returned $562 million of capital to shareholders in the quarter and announced an 11 percent increase in its quarterly dividend to $1.25 per share.

(1) Return on equity excluding AOCI is calculated on a trailing 12-month basis.

Ameriprise Financial, Inc.
First Quarter Summary
	Quarter Ended March 31,		% Over/ (Under)
(in millions, except per share amounts, unaudited)	2022	2021
GAAP net income	$761	$437	74%
Adjusted operating earnings (see reconciliation on p. 24)	$695	$663	5%

GAAP net income per diluted share	$6.55	$3.58	83%
Adjusted operating earnings per diluted share (see reconciliation on p. 24)	$5.98	$5.43	10%

GAAP Return on Equity, ex. AOCI	55.9%	(1.1)%
Adjusted Operating Return on Equity, ex. AOCI	49.9%	29.9%

Weighted average common shares outstanding:
Basic	113.7	119.8
Diluted	116.2	122.2

Current year GAAP results included $10 million of integration costs from the acquisition of BMO EMEA. Prior year GAAP results were negatively impacted by market changes that affected the valuation of derivatives.

Adjusted operating results in the prior year included $36 million after tax from favorable long term care results, primarily from COVID-related mortality and terminations. Excluding long term care favorability in the prior year, adjusted operating results increased 11 percent and adjusted operating EPS grew 16 percent. In addition, adjusted operating earnings in the current quarter included a higher effective tax rate of 17.3 percent compared to a year ago of 14.9 percent.

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
	Quarter Ended March 31,		% Over/ (Under)
(in millions, unaudited)	2022	2021
Net revenues	$2,042	$1,879	9%
Distribution expenses	1,232	1,135	(9)%
G&A / other expense	370	355	(4)%
Pretax adjusted operating earnings	$440	$389	13%

Pretax adjusted operating margin	21.5%	20.7%	80 bps

	Quarter Ended March 31,		% Over/ (Under)
(in billions, unless otherwise noted)	2022	2021
Total client assets	$823	$762	8%
Total client net flows (1)	$10.4	$9.3	12%
Wrap net flows (1)	$8.7	$10.4	(17)%
AWM cash balance	$45.7	$40.4	13%
Average gross yield on cash balances (in bps)	69	65
Adjusted operating net revenue per advisor (TTM in thousands)	$810	$689	18%

(1) See definition on page 12.

Advice & Wealth Management financial results reflected robust client net flows, market appreciation, increased bank profitability and disciplined expense management. Adjusted operating net revenues grew 9 percent to $2.0 billion and pretax adjusted operating earnings increased 13 percent to $440 million. Pretax adjusted operating margin was 21.5 percent, up 80 basis points, reflecting our strategic focus on profitable growth.

Distribution expenses were up 9 percent associated with robust organic growth. General and administrative and other expense increased 4 percent, primarily from higher volume-related expense and business growth over the past year.

Total client assets grew 8 percent to $823 billion. Total client flows were $10.4 billion in the quarter from substantial organic growth across our advisor network, including increased new client acquisition and deeper client relationships from existing clients, as well as experienced advisor recruiting. Greater market volatility in the quarter contributed to 6 percent lower transactional activity and higher cash balances. Cash balances increased $5.3 billion to $45.7 billion, contrary to normal seasonal patterns in the first quarter, with an opportunity for clients to put cash back to work in the future as volatility subsides.

Adjusted operating net revenue per advisor on a trailing 12-month basis was $810,000, up 18 percent, from enhanced productivity and business growth. Total advisors increased 1 percent to 10,149, reflecting excellent advisor retention, as well as the addition of 80 highly productive experienced advisors in the quarter.

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
	Quarter Ended March 31,		% Over/ (Under)
(in millions, unaudited)	2022	2021
Net revenues	$1,017	$828	23%
Distribution expenses	277	268	(3)%
G&A / other expenses	455	332	(37)%
Pretax adjusted operating earnings	$285	$228	25%

Net pretax adjusted operating margin (1)	41.5%	43.9%

	Quarter Ended March 31,		% Over/ (Under)
(in billions)	2022	2021
Total segment AUM	$699	$564	24%

Net Flows
Global Retail net flows	$(1.9)	$4.6	NM
Global Institutional net flows, ex. legacy insurance partners flows	1.9	1.6	19%
Legacy insurance partners flows	(0.7)	(1.3)	47%
Total segment net flows	$(0.7)	$4.9	NM

Model delivery AUA Flows (2)	$4.8	$0.3	NM

(1) See reconciliation on page 13.
(2) Estimated based on the period to period change in assets less calculated performance based on strategy returns on a one-quarter lag.
NM Not Meaningful - variance equal to or greater than 100%

Asset Management financial results reflected the cumulative benefit of net inflows and business growth, strong performance fees, the BMO EMEA acquisition and market appreciation. Adjusted operating revenues grew to $1.0 billion, up 23 percent and pretax adjusted operating earnings increased 25 percent to $285 million. Net pretax adjusted operating margin was 41.5 percent.

Distribution expense increased 3 percent primarily from equity market appreciation. General and administrative and other expense grew 37 percent, driven by the addition of the recently acquired business from BMO and elevated performance fee compensation.

Total assets under management increased 24 percent to $699 billion reflecting the cumulative benefit of net inflows and the acquisition of BMO EMEA. Long term investment performance remained strong with more than 80% of funds above median on an asset-weighted basis over 3-, 5- and 10-year time periods across equity, fixed income and asset allocation strategies.

In the quarter, net outflows were $0.7 billion and included $0.7 billion of outflows related to legacy insurance partners. Institutional flows remained strong, offset by industry headwinds in retail.
•Retail net outflows were $1.9 billion. North America outflows in equity and fixed income strategies were consistent with the industry and were influenced by market volatility. In EMEA, investor sentiment is risk off as a result of higher interest rates and geopolitical strain, which drove net outflows. These were partially offset by inflows related to U.S. clients that elected to transfer assets as part of an arrangement with BMO.
•Global institutional net inflows were $1.9 billion.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Adjusted Operating Results
	Quarter Ended March 31,		% Over/ (Under)
(in millions, unaudited)	2022	2021
Net revenues	$772	$787	(2)%
Expenses	581	604	4%
Pretax adjusted operating earnings	$191	$183	4%

Retirement & Protection Solutions pretax adjusted operating earnings were $191 million, up 4 percent from last year due to market appreciation and lower distribution expenses. Overall claims remain within expected ranges.

Retirement & Protection Solutions sales decreased 25 percent to $1.1 billion.
•Protection sales increased 22 percent to $72 million, reflecting a continued shift of sales to higher-margin accumulation VUL products.
•Variable annuity sales decreased 27 percent to $1.0 billion reflecting the industry slowdown due to market dislocation in the quarter, as well as the discontinuation of sales with living benefit riders announced at year-end.

Ameriprise Financial, Inc.
Corporate & Other Segment Adjusted Operating Results
	Quarter Ended March 31,		% Over/ (Under)
(in millions, unaudited)	2022	2021
Corporate & Other, excluding Closed Blocks	$(72)	$(63)	(14)%
Closed Blocks (1)	(4)	42	NM
Pretax adjusted operating earnings	$(76)	$(21)	NM

Long Term Care	$1	$46	(98)%
Fixed Annuities	(5)	(4)	(25)%
Closed Blocks pretax adjusted operating earnings	$(4)	$42	NM

(1) Long Term Care and Fixed Annuities.
NM Not Meaningful - variance equal to or greater than 100%

Total Corporate & Other pretax adjusted operating loss was $76 million.

Corporate & Other, excluding Closed Blocks, pretax adjusted operating loss was in line with expectations at $72 million. Results in the prior year period included a $15 million gain on a strategic investment.

Long Term Care pretax adjusted operating earnings were $1 million. Pretax adjusted operating earnings in the prior year period were $46 million reflecting higher terminations, primarily related to COVID-19.

Fixed Annuities pretax adjusted operating loss was $5 million.

Taxes
The operating effective tax rate was 17.3 percent for the first quarter reflecting favorable share based accounting benefits and we expect the full year operating effective tax rate to be above 19 percent. In the prior year, the operating effective tax rate was 14.9 percent in quarter and 17.6 percent for the full year.

Contacts

Investor Relations: Media Relations:

Alicia A. Charity Paul W. Johnson
Ameriprise Financial Ameriprise Financial
(612) 671-2080 (612) 671-0625
alicia.a.charity@ampf.com paul.w.johnson@ampf.com

Stephanie M. Rabe
Ameriprise Financial
(612) 671-4085
stephanie.m.rabe@ampf.com

About Ameriprise Financial

At Ameriprise Financial, we have been helping people feel confident about their financial future for more than 125 years. With extensive advisory, asset management and insurance capabilities and a nationwide network of over 10,000 financial advisors, we have the strength and expertise to serve the full range of individual and institutional investors' financial needs. For more information, or to find an Ameriprise financial advisor, visit ameriprise.com.

Ameriprise Financial Services, LLC offers financial planning services, investments, insurance and annuity products. Columbia Funds are distributed by Columbia Management Investment Distributors, Inc., member FINRA and managed by Columbia Management Investment Advisers, LLC. Threadneedle International Limited, BMO Asset Management Limited, LGM Investments Limited, and Pyrford International Ltd, are SEC- and FCA-registered investment adviser affiliates of Columbia Management Investment Advisers, LLC based in the U.K. RiverSource insurance and annuity products are issued by RiverSource Life Insurance Company, and in New York only by RiverSource Life Insurance Co. of New York, Albany, New York. Only RiverSource Life Insurance Co. of New York is authorized to sell insurance and annuity products in the state of New York. These companies are all part of Ameriprise Financial, Inc. CA License #0684538. RiverSource Distributors, Inc. (Distributor), Member FINRA.

Non-GAAP Financial Measures

The company believes the presentation of adjusted operating earnings and other non-GAAP financial measures, and the corresponding ratios, best represents the underlying performance of our core operations and facilitates a more meaningful trend analysis without the distortion of various adjustment items. Management uses non-GAAP financial measures to evaluate our financial performance on a basis comparable to that used by some securities analysts and investors and to provide a valuable perspective for investors. These non-GAAP financial measures are taken into consideration, to varying degrees, for purposes of business planning and analysis and for certain compensation-related matters. Non-GAAP financial measures are intended to supplement investors’ understanding of our performance and should not be considered alternatives for financial measures presented in accordance with GAAP. These measures are discussed in more detail below and may not be comparable to other companies’ similarly titled non-GAAP financial measures. Non-GAAP financial measure reconciliations can be found on the subsequent pages.

Forward-Looking Statements

This news release contains forward-looking statements that reflect management’s plans, estimates and beliefs. Actual results could differ materially from those described in these forward-looking statements. Examples of such forward-looking statements include:
•statements of the company’s plans, intentions, positioning, expectations, objectives or goals, including those relating to asset flows, mass affluent and affluent client acquisition strategy, client retention and growth of our client base, financial advisor productivity, retention, recruiting and enrollments, the introduction, cessation, terms or pricing of new or existing products and services, acquisition integration, general and administrative costs, consolidated tax rate, return of capital to shareholders, and excess capital position and financial flexibility to capture additional growth opportunities;
•statements about the expected trend in the shift to lower-risk products, including the exit from variable annuities with living benefit riders;
•other statements about future economic performance, the performance of equity markets and interest rate variations and the economic performance of the United States and of global markets;

•statements estimating the expected full year operating effective tax rate and
•statements of assumptions underlying such statements.

The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “forecast,” “on track,” “project,” ”continue,” “able to remain”, “resume,” “deliver,” “develop,” “evolve,” “drive,” ”enable,” “flexibility,” “scenario,” “case,” “appear,” “expands” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Management cautions readers to carefully consider the risks described in the “Risk Factors” discussion under Part 1, Item 1A of and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2021 available at ir.ameriprise.com. Management undertakes no obligation to update publicly or revise any forward-looking statements.

The financial results discussed in this news release represent past performance only, which may not be used to predict or project future results. The financial results and values presented in this news release are based upon asset valuations that represent estimates as of the date of this news release and may be revised in the company’s Form 10-Q for the period ended March 31, 2022.

Ameriprise Financial announces financial and other information to investors through the company’s investor relations website at ir.ameriprise.com, as well as SEC filings, press releases, public conference calls and webcasts. Investors and others interested in the company are encouraged to visit the investor relations website from time to time, as information is updated and new information is posted. The website also allows users to sign up for automatic notifications in the event new materials are posted. The information found on the website is not incorporated by reference into this release or in any other report or document the company furnishes or files with the SEC.

Ameriprise Financial, Inc.
Consolidated GAAP Results
(in millions, except per share amounts, unaudited)	1 Qtr 2022	1 Qtr 2021	% Over/ (Under)	4 Qtr 2021	% Over/ (Under)
Revenues
Management and financial advice fees	$2,459	$2,102	17%	$2,555	(4)%
Distribution fees	446	458	(3)%	462	(3)%
Net investment income	261	377	(31)%	255	2%
Premiums, policy and contract charges	368	347	6%	367	-
Other revenues	123	71	73%	123	-
Total revenues	3,657	3,355	9%	3,762	(3)%
Banking and deposit interest expense	2	5	60%	2	-
Total net revenues	3,655	3,350	9%	3,760	(3)%
Expenses
Distribution expenses	1,297	1,175	(10)%	1,322	2%
Interest credited to fixed accounts	141	159	11%	145	3%
Benefits, claims, losses and settlement expenses	211	653	68%	378	44%
Amortization of deferred acquisition costs	96	5	NM	47	NM
Interest and debt expense	40	42	5%	42	5%
General and administrative expense	947	823	(15)%	960	1%
Total expenses	2,732	2,857	4%	2,894	6%
Pretax income	923	493	87%	866	7%
Income tax provision	162	56	NM	165	2%
Net income	$761	$437	74%	$701	9%

Earnings per share
Basic earnings per share	$6.69	$3.65		$6.12
Earnings per diluted share	$6.55	$3.58		$5.96

Weighted average common shares outstanding
Basic	113.7	119.8		114.6
Diluted	116.2	122.2		117.6

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Consolidated Highlights and Capital Summary
(in millions unless otherwise noted, unaudited)	1 Qtr 2022	1 Qtr 2021	% Over/ (Under)	4 Qtr 2021	% Over/ (Under)

Assets Under Management and Administration
Advice & Wealth Management AUM	$443,521	$396,533	12%	$460,935	(4)%
Asset Management AUM	698,607	564,131	24%	754,056	(7)%
Corporate AUM	146	97	51%	136	7%
Eliminations	(42,032)	(39,655)	(6)%	(44,160)	5%
Total Assets Under Management	1,100,242	921,106	19%	1,170,967	(6)%
Total Assets Under Administration	238,879	222,887	7%	246,891	(3)%
Total AUM and AUA	$1,339,121	$1,143,993	17%	$1,417,858	(6)%

S&P 500
Daily average	4,467	3,861	16%	4,600	(3)%
Period end	4,530	3,973	14%	4,766	(5)%

Weighted Equity Index (WEI) (1)
Daily average	2,953	2,662	11%	3,068	(4)%
Period end	2,979	2,725	9%	3,152	(5)%

Common shares
Beginning balance	110.9	116.8	(5)%	112.4	(1)%
Repurchases	(1.4)	(1.7)	18%	(1.6)	13%
Issuances	1.2	1.8	(33)%	0.4	NM
Other	(0.6)	(0.9)	33%	(0.3)	NM
Total common shares outstanding	110.1	116.0	(5)%	110.9	(1)%
Restricted stock units	2.9	3.0	(3)%	3.0	(3)%
Total basic common shares outstanding	113.0	119.0	(5)%	113.9	(1)%
Total potentially dilutive shares	2.3	2.5	(8)%	2.9	(21)%
Total diluted shares	115.3	121.5	(5)%	116.8	(1)%

Capital Returned to Shareholders
Dividends paid	$133	$128	4%	$131	2%
Common stock share repurchases	429	363	18%	499	(14)%
Total Capital Returned to Shareholders	$562	$491	14%	$630	(11)%

(1) Weighted Equity Index is an Ameriprise calculated proxy for equity market movements calculated using a weighted average of the S&P 500, Russell 2000, Russell Midcap and MSCI EAFE indices based on North America distributed equity assets.

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results
(in millions, unaudited)	1 Qtr 2022	1 Qtr 2021	% Over/ (Under)	4 Qtr 2021	% Over/ (Under)

Revenues
Management and financial advice fees:
Advisory fees	$1,191	$1,028	16%	$1,209	(1)%
Financial planning fees	97	88	10%	114	(15)%
Transaction and other fees	92	89	3%	96	(4)%
Total management and financial advice fees	1,380	1,205	15%	1,419	(3)%
Distribution fees:
Mutual funds	204	207	(1)%	220	(7)%
Insurance and annuity	221	240	(8)%	256	(14)%
Off-Balance sheet brokerage cash (1)	16	16	-	14	14%
Other products	88	96	(8)%	81	9%
Total distribution fees	529	559	(5)%	571	(7)%
Net investment income	78	64	22%	68	15%
Other revenues	57	56	2%	58	(2)%
Total revenues	2,044	1,884	8%	2,116	(3)%
Banking and deposit interest expense	2	5	60%	2	-
Adjusted operating total net revenues	2,042	1,879	9%	2,114	(3)%

Expenses
Distribution expenses	1,232	1,135	(9)%	1,275	3%
Interest and debt expense	2	3	33%	2	-
General and administrative expense	368	352	(5)%	365	(1)%
Adjusted operating expenses	1,602	1,490	(8)%	1,642	2%
Pretax adjusted operating earnings	$440	$389	13%	$472	(7)%

Pretax adjusted operating margin	21.5%	20.7%		22.3%

Pretax adjusted operating earnings by product
Certificates and Banking - Combined	$34	$19	79%	$21	62%
Wealth Management & Distribution	406	370	10%	451	(10)%
Pretax adjusted operating earnings	$440	$389	13%	$472	(7)%

(1) Prior to Q1 2022, Off-Balance sheet brokerage cash was included in Other products. Prior periods have been restated.

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Operating Metrics
(in millions unless otherwise noted, unaudited)	1 Qtr 2022	1 Qtr 2021	% Over/ (Under)	4 Qtr 2021	% Over/ (Under)

AWM Total Client Assets	$823,367	$761,566	8%	$857,584	(4)%

Total Client Flows (1)	$10,405	$9,305	12%	$12,542	(17)%

Total Wrap Accounts
Beginning assets	$464,688	$380,013	22%	$435,375	7%
Net flows	8,677	10,413	(17)%	10,541	(18)%
Market appreciation (depreciation) and other	(26,319)	9,391	NM	18,772	NM
Total wrap ending assets	$447,046	$399,817	12%	$464,688	(4)%

Advisory wrap account assets ending balance (2)	$442,145	$395,299	12%	$459,499	(4)%

Brokerage Cash & Certificates Balances
On-balance sheet (Net Investment Income)
On-balance sheet - broker dealer	$3,633	$3,385	7%	$3,513	3%
On-balance sheet - bank	13,220	7,985	66%	11,419	16%
On-balance sheet - certificate	5,197	6,258	(17)%	5,300	(2)%
Total on-balance sheet	$22,050	$17,628	25%	$20,232	9%
Off-balance sheet (Distribution Fees)
Off-balance sheet - broker dealer	$23,625	$22,733	4%	$23,593	-
Total brokerage cash & certificates balances	$45,675	$40,361	13%	$43,825	4%

Gross Fee Yield
On-balance sheet - broker dealer	0.06%	0.10%		0.06%
On-balance sheet - bank (3)	1.40%	1.34%		1.27%
On-balance sheet - certificates	1.05%	1.22%		0.94%
Off-balance sheet - broker dealer	0.28%	0.28%		0.26%

Weighted Average Gross Fee Yield (3)	0.69%	0.65%		0.62%

Financial Advisors
Employee advisors	2,088	2,107	(1)%	2,128	(2)%
Franchisee advisors	8,061	7,924	2%	7,988	1%
Total financial advisors	10,149	10,031	1%	10,116	-

Advisor Retention
Employee	92.0%	92.0%		92.0%
Franchisee	94.1%	94.4%		94.2%

(1) Total client flows represent inflows of client cash and securities less client outflows. Inflows include dividends and interest; outflows include fees. Excludes short-term and long-term capital gain distributions.

(2) Advisory wrap account assets represent those assets for which clients receive advisory services and are the primary driver of revenue earned on wrap accounts. Clients may hold non-advisory investments in their wrap accounts that do not incur an advisory fee.

(3) As of Q4 2021, the Gross Fee Yield for prior periods have been restated.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results
(in millions, unaudited)	1 Qtr 2022	1 Qtr 2021	% Over/ (Under)	4 Qtr 2021	% Over/ (Under)

Revenues
Management and financial advice fees:
Asset management fees:
Retail	$644	$531	21%	$624	3%
Institutional	195	123	59%	248	(21)%
Transaction and other fees	55	52	6%	58	(5)%
Revenue from other sources (1)	4	7	(43)%	7	(43)%
Total management and financial advice fees	898	713	26%	937	(4)%
Distribution fees:
Mutual funds	65	67	(3)%	70	(7)%
Insurance and annuity	46	47	(2)%	49	(6)%
Total distribution fees	111	114	(3)%	119	(7)%
Net investment income	4	1	NM	2	NM
Other revenues	4	—	-	2	NM
Total revenues	1,017	828	23%	1,060	(4)%
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	1,017	828	23%	1,060	(4)%

Expenses
Distribution expenses	277	268	(3)%	294	6%
Amortization of deferred acquisition costs	3	3	-	3	-
Interest and debt expense	1	1	-	2	50%
General and administrative expense	451	328	(38)%	431	(5)%
Adjusted operating expenses	732	600	(22)%	730	-
Pretax adjusted operating earnings	$285	$228	25%	$330	(14)%

Net Pretax Adjusted Operating Margin Reconciliation
Adjusted operating total net revenues	$1,017	$828	23%	$1,060	(4)%
Distribution pass thru revenues	(221)	(217)	(2)%	(234)	6%
Subadvisory and other pass thru revenues	(104)	(87)	(20)%	(97)	(7)%
Net adjusted operating revenues	$692	$524	32%	$729	(5)%

Pretax adjusted operating earnings	$285	$228	25%	$330	(14)%
Adjusted operating net investment income	(4)	(1)	NM	(2)	NM
Amortization of intangibles	6	3	NM	5	20%
Net adjusted operating earnings	$287	$230	25%	$333	(14)%

Pretax adjusted operating margin	28.0%	27.5%		31.1%
Net pretax adjusted operating margin (2)	41.5%	43.9%		45.7%

Performance fees (3)
Performance fees	$54	$1	NM	$90	(40)%
General and administrative expense related to performance fees	33	—	-	55	40%
Net performance fees	$21	$1	NM	$35	(40)%

(1) Includes revenue from separate accounts that qualify as investment contracts under insurance accounting standards.
(2) Calculated as net adjusted operating earnings as a percentage of net adjusted operating revenues.
(3) Performance fees do not include CLO incentive fees.
NM Not Meaningful - variance equal to or greater than 100%.

Ameriprise Financial, Inc.
Asset Management Segment Operating Metrics
(in millions, unaudited)	1 Qtr 2022	1 Qtr 2021	% Over/ (Under)	4 Qtr 2021	% Over/ (Under)

Managed Assets Rollforward (1)
Global Retail Funds
Beginning assets	$409,369	$323,483	27%	$355,719	15%
Inflows	21,788	22,549	(3)%	20,084	8%
Outflows	(23,237)	(17,637)	(32)%	(18,568)	(25)%
Net VP/VIT fund flows	(1,079)	(1,019)	(6)%	(1,093)	1%
Net new flows (2)	(2,528)	3,893	NM	423	NM
Reinvested dividends	663	717	(8)%	13,414	(95)%
Net flows	(1,865)	4,610	NM	13,837	NM
Distributions	(839)	(858)	2%	(15,093)	94%
Acquired assets (3)	—	—	-	36,980	NM
Market appreciation (depreciation) and other	(25,818)	13,187	NM	18,478	NM
Foreign currency translation (4)	(862)	(152)	NM	(552)	(56)%
Total ending assets	379,985	340,270	12%	409,369	(7)%
% of total retail assets sub-advised (10)	14.6%	16.4%		14.7%

Global Institutional
Beginning assets	344,687	223,130	54%	227,679	51%
Inflows (5)	12,739	7,741	65%	24,449	(48)%
Outflows (5)	(11,560)	(7,462)	(55)%	(10,817)	(7)%
Net flows (2)	1,179	279	NM	13,632	(91)%
Acquired assets (3)	—	—	-	99,236	NM
Market appreciation (depreciation) and other (6)	(21,642)	176	NM	5,244	NM
Foreign currency translation (4)	(5,602)	276	NM	(1,104)	NM
Total ending assets	318,622	223,861	42%	344,687	(8)%

Total managed assets	$698,607	$564,131	24%	$754,056	(7)%

Total net flows	$(686)	$4,889	NM	$27,469	NM

Legacy insurance partners flows	$(672)	$(1,262)	47%	$(920)	27%

Total Assets Under Advisement (7)	$27,367	$16,036	71%	$20,194	36%
Model delivery AUA flows (8) (9)	$4,816	$294	NM	$820	NM

(1) Q4 2021 rollforwards were restated for a reclass between retail and institutional. Total AUM remained unchanged.
(2) Included in net flows are the amounts from the US asset transfer from the BMO acquisition of $2,649 ($2,550 retail and $99 institutional) from Q1 2022 and $16,948 ($2,922 retail and $14,026 institutional) from Q4 2021.

(3) Reflects the acquisition of BMO’s EMEA Asset Management business that closed on November 8, 2021.
(4) Amounts represent local currency to US dollar translation for reporting purposes.
(5) Global Institutional inflows and outflows include net flows from our RiverSource Structured Annuity product and Ameriprise Bank, FSB.
(6) Included in Market appreciation (depreciation) and other for Global Institutional is the change in affiliated general account balance excluding net flows related to our Structured Annuity product and Ameriprise Bank, FSB.

(7) Assets are presented on a one-quarter lag.
(8) Estimated flows based on the period to period change in assets less calculated performance based on strategy returns on a one-quarter lag.
(9) Included in model delivery AUA flows are $4,447 in Q1 2022 from the BMO US asset transfer.
(10) Q4 2021 percent of total retail assets sub-advised has been restated.
NM Not Meaningful - variance equal to or greater than 100%.

Ameriprise Financial, Inc.
Asset Management Segment Operating Metrics
(in millions, unaudited)	1 Qtr 2022	1 Qtr 2021	% Over/ (Under)	4 Qtr 2021	% Over/ (Under)

Total Managed Assets by Type (1)
Equity	$367,083	$319,446	15%	$402,841	(9)%
Fixed income	256,513	194,343	32%	277,039	(7)%
Money market	12,902	5,766	NM	10,084	28%
Alternative	40,221	22,876	76%	39,872	1%
Hybrid and other	21,888	21,700	1%	24,220	(10)%
Total managed assets by type	$698,607	$564,131	24%	$754,056	(7)%

Average Managed Assets by Type (1) (2)
Equity	$379,614	$308,816	23%	$372,152	2%
Fixed income	267,154	195,198	37%	251,533	6%
Money market	11,818	5,921	100%	8,258	43%
Alternative	40,079	22,705	77%	33,939	18%
Hybrid and other	22,528	20,908	8%	23,686	(5)%
Total average managed assets by type	$721,193	$553,548	30%	$689,568	5%

(1) In Q4 2021, the definition of Alternative AUM was changed to now include real estate, CLOs, private equity, hedge funds (direct and funds of funds), infrastructure and commodities. Prior periods have been restated to reflect this change.

(2) Average ending balances are calculated using the average of the prior period’s ending balance and all months in the current period.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Asset Management Segment Performance Metrics
	1 Qtr 2022

Retail Fund Rankings in Top 2 Quartiles or Above Index Benchmark - Asset Weighted	1 year	3 year	5 year	10 year
Equity	28%	81%	85%	88%
Fixed Income	53%	90%	94%	91%
Asset Allocation	45%	80%	86%	91%

4- or 5-star Morningstar rated funds	Overall	3 year	5 year	10 year
Number of Rated Funds	129	108	104	104
Percent of Rated Assets	69%	62%	62%	72%

Retail Fund performance rankings for each fund is measured on a consistent basis against the most appropriate peer group or index. Peer Groupings are defined by either Lipper, IA, or Morningstar and based primarily on the Institutional Share Class, Net of Fees. Comparisons to Index are measured Gross of Fees.

To calculate asset weighted performance, the sum of the total assets of the funds with above median ranking are divided by total assets of all funds. Funds with more assets will receive a greater share of the total percentage above or below median.

Aggregated Asset Allocation Funds may include funds that invest in other Columbia or Threadneedle branded mutual funds included in both equity and fixed income.

Morningstar as of 03/31/22. Columbia funds are available for purchase by U.S. customers. Out of 95 Columbia funds (Inst. shares) rated, 13 received a 5-star Overall Rating and 39 received a 4-star Overall Rating. Out of 92 Threadneedle funds (highest rated share class) rated, 18 received a 5-star Overall Rating and 32 received a 4-star Overall Rating. Out of 63 BMO funds (highest rated share class) rated, 6 received a 5-star Overall Rating and 21 received a 4-star Overall Rating. The Overall Morningstar Rating is derived from a weighted average of the performance figures associated with its 3-, 5- and 10-year (if applicable) Morningstar Rating metrics. Not all funds are available in all jurisdictions, to all investors or through all firms.

© 2022 Morningstar. All rights reserved. The Morningstar information contained herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Adjusted Operating Results
(in millions, unaudited)	1 Qtr 2022	1 Qtr 2021	% Over/ (Under)	4 Qtr 2021	% Over/ (Under)

Revenues
Management and financial advice fees	$218	$222	(2)%	$237	(8)%
Distribution fees	112	116	(3)%	124	(10)%
Net investment income	114	126	(10)%	113	1%
Premiums, policy and contract charges	325	323	1%	337	(4)%
Other revenues	3	—	-	4	(25)%
Total revenues	772	787	(2)%	815	(5)%
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	772	787	(2)%	815	(5)%

Expenses
Distribution expenses	119	129	8%	134	11%
Interest credited to fixed accounts	96	96	-	96	-
Benefits, claims, losses and settlement expenses	230	234	2%	244	6%
Amortization of deferred acquisition costs	53	63	16%	70	24%
Interest and debt expense	9	10	10%	9	-
General and administrative expense	74	72	(3)%	79	6%
Adjusted operating expenses	581	604	4%	632	8%
Pretax adjusted operating earnings	$191	$183	4%	$183	4%

Ameriprise Financial, Inc.
Retirement & Protection Solutions Segment Operating Metrics
(in millions, unaudited)	1 Qtr 2022	1 Qtr 2021	% Over/ (Under)	4 Qtr 2021	% Over/ (Under)

Variable Annuities Rollforwards
Beginning balance	$92,292	$85,774	8%	$89,635	3%
Deposit	1,046	1,428	(27)%	1,530	(32)%
Withdrawals and terminations	(1,678)	(1,984)	15%	(2,011)	17%
Net flows	(632)	(556)	(14)%	(481)	(31)%
Investment performance and interest credited	(5,901)	1,746	NM	3,138	NM
Total ending balance - contract accumulation values	$85,759	$86,964	(1)%	$92,292	(7)%

Variable annuities fixed sub-accounts	$4,951	$5,075	(2)%	$4,990	(1)%

Life Insurance In Force	$198,674	$196,164	1%	$198,553	-

Net Amount at Risk (Life)	$38,290	$37,636	2%	$37,652	2%

Net Policyholder Reserves
VUL/UL	$14,419	$14,106	2%	$15,049	(4)%
Term and whole life	163	172	(5)%	167	(2)%
Disability insurance	478	503	(5)%	483	(1)%
Other insurance	596	637	(6)%	608	(2)%
Total net policyholder reserves	$15,656	$15,418	2%	$16,307	(4)%

DAC Ending Balances
Variable Annuities DAC	$1,914	$1,792	7%	$1,876	2%
Life and Health DAC	$955	$839	14%	$847	13%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	1 Qtr 2022	1 Qtr 2021	% Over/ (Under)	4 Qtr 2021	% Over/ (Under)

Corporate Excluding Long Term Care and Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	-	$—	-
Distribution fees	—	—	-	—	-
Net investment income	(11)	(1)	NM	(12)	8%
Premiums, policy and contract charges	—	—	-	(1)	NM
Other revenues	2	1	NM	4	(50)%
Total revenues	(9)	—	-	(9)	-
Banking and deposit interest expense	—	—	-	1	NM
Adjusted operating total net revenues	(9)	—	-	(10)	10%

Expenses
Distribution expenses	—	—	-	—	-
Interest credited to fixed accounts	—	—	-	—	-
Benefits, claims, losses and settlement expenses	—	—	-	(1)	NM
Amortization of deferred acquisition costs	—	—	-	(1)	NM
Interest and debt expense	13	7	(86)%	13	-
General and administrative expense	50	56	11%	67	25%
Adjusted operating expenses	63	63	-	78	19%
Pretax adjusted operating earnings (loss)	$(72)	$(63)	(14)%	$(88)	18%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	1 Qtr 2022	1 Qtr 2021	% Over/ (Under)	4 Qtr 2021	% Over/ (Under)

Long Term Care Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	-	$—	-
Distribution fees	—	—	-	—	-
Net investment income	36	38	(5)%	37	(3)%
Premiums, policy and contract charges	23	24	(4)%	25	(8)%
Other revenues	—	—	-	—	-
Total revenues	59	62	(5)%	62	(5)%
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	59	62	(5)%	62	(5)%

Expenses
Distribution expenses	(2)	(3)	(33)%	(3)	(33)%
Interest credited to fixed accounts	—	—	-	—	-
Benefits, claims, losses and settlement expenses	52	11	NM	53	2%
Amortization of deferred acquisition costs	—	—	-	—	-
Interest and debt expense	3	3	-	2	(50)%
General and administrative expense	5	5	-	6	17%
Adjusted operating expenses	58	16	NM	58	-
Pretax adjusted operating earnings (loss)	$1	$46	(98)%	$4	(75)%

Long Term Care Policyholder Reserves, net of reinsurance (1)
Active Life Reserves	$2,291	$2,431	(6)%	$2,487	(8)%
Disabled Life Reserves	578	540	7%	565	2%
Total long term care policyholder reserves, net of reinsurance	$2,869	$2,971	(3)%	$3,052	(6)%

(1) SFAS 115 requires GAAP reserves to include all unrealized gains on available for sale securities in the portfolio to be reported as if they were realized on the last day of the accounting period with all financial impacts flowing through other comprehensive income.

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Corporate Segment Adjusted Operating Results and Metrics
(in millions, unaudited)	1 Qtr 2022	1 Qtr 2021	% Over/ (Under)	4 Qtr 2021	% Over/ (Under)

Fixed Annuities Adjusted Operating Income Statements
Revenues
Management and financial advice fees	$—	$—	-	$—	-
Distribution fees	—	—	-	1	NM
Net investment income	8	63	(87)%	7	14%
Premiums, policy and contract charges	1	—	-	1	-
Other revenues	57	14	NM	55	4%
Total revenues	66	77	(14)%	64	3%
Banking and deposit interest expense	—	—	-	—	-
Adjusted operating total net revenues	66	77	(14)%	64	3%

Expenses
Distribution expenses	1	1	-	—	-
Interest credited to fixed accounts	61	61	-	63	3%
Benefits, claims, losses and settlement expenses	2	2	-	1	NM
Amortization of deferred acquisition costs	3	4	25%	3	-
Interest and debt expense	—	5	NM	—	-
General and administrative expense	4	8	50%	4	-
Adjusted operating expenses	71	81	12%	71	-
Pretax adjusted operating earnings (loss)	$(5)	$(4)	(25)%	$(7)	29%

NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Eliminations (1) Adjusted Operating Results
(in millions, unaudited)	1 Qtr 2022	1 Qtr 2021	% Over/ (Under)	4 Qtr 2021	% Over/ (Under)

Revenues
Management and financial advice fees	$(35)	$(36)	3%	$(37)	5%
Distribution fees	(306)	(331)	8%	(353)	13%
Net investment income	(3)	(4)	25%	(4)	25%
Premiums, policy and contract charges	(8)	(8)	-	(8)	-
Other revenues	—	—	-	1	NM
Total revenues	(352)	(379)	7%	(401)	12%
Banking and deposit interest expense	—	—	-	(1)	NM
Adjusted operating total net revenues	(352)	(379)	7%	(400)	12%

Expenses
Distribution expenses	(330)	(355)	(7)%	(378)	(13)%
Interest credited to fixed accounts	—	—	-	—	-
Benefits, claims, losses and settlement expenses	(4)	(4)	-	(8)	(50)%
Amortization of deferred acquisition costs	—	—	-	—	-
Interest and debt expense	(2)	(3)	(33)%	(3)	(33)%
General and administrative expense	(16)	(17)	(6)%	(11)	45%
Adjusted operating expenses	(352)	(379)	(7)%	(400)	(12)%
Pretax adjusted operating earnings (loss)	$—	$—	-	$—	-

(1) The majority of the amounts represent the impact of inter-segment transfer pricing for both revenues and expenses.
NM Not Meaningful - variance equal to or greater than 100%

Ameriprise Financial, Inc.
Capital Information
(in millions, unaudited)	March 31, 2022	March 31, 2021	December 31, 2021

Long-term Debt Summary
Senior notes	$2,300	$2,800	$2,800
Finance lease liabilities	37	46	40
Other (1)	(7)	(12)	(8)
Total Ameriprise Financial long-term debt	2,330	2,834	2,832
Non-recourse debt of consolidated investment entities	2,157	2,671	2,164
Total long-term debt	$4,487	$5,505	$4,996

Total Ameriprise Financial long-term debt	$2,330	$2,834	$2,832
Finance lease liabilities	(37)	(46)	(40)
Other (1)	7	12	8
Total Ameriprise Financial long-term debt excluding finance lease liabilities and other	$2,300	$2,800	$2,800

Total equity (2)	$5,010	$5,502	$5,685
Equity of consolidated investment entities	1	(1)	(3)
Total equity excluding CIEs	$5,011	$5,501	$5,682

Total Ameriprise Financial capital	$7,340	$8,336	$8,517
Total Ameriprise Financial capital excluding finance lease liabilities, other and equity of CIEs	$7,311	$8,301	$8,482

Debt to capital
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital	31.7%	34.0%	33.3%
Total Ameriprise Financial long-term debt to total Ameriprise Financial capital excluding finance lease liabilities, other and equity of CIEs (2)	31.5%	33.7%	33.0%

(1) Includes adjustments for fair value of hedges, unamortized discount, debt issuance costs and other lease obligations.
(2) Includes accumulated other comprehensive income, net of tax.

Ameriprise Financial, Inc.
Consolidated Balance Sheets
(in millions, unaudited)	March 31, 2022	December 31, 2021

Assets
Cash and cash equivalents	$6,623	$7,127
Cash of consolidated investment entities	119	121
Investments	36,040	35,810
Investments of consolidated investment entities	2,177	2,184
Separate account assets	89,669	97,491
Receivables	16,193	16,205
Receivables of consolidated investment entities	22	17
Deferred acquisition costs	2,928	2,782
Restricted and segregated cash and investments	2,668	2,795
Other assets	11,084	11,444
Other assets of consolidated investment entities	2	3
Total Assets	$167,525	$175,979

Liabilities
Policyholder account balances, future policy benefits and claims	$35,225	$35,750
Separate account liabilities	89,669	97,491
Customer deposits	22,048	20,227
Short-term borrowings	200	200
Long-term debt	2,330	2,832
Debt of consolidated investment entities	2,156	2,164
Accounts payable and accrued expenses	2,050	2,527
Other liabilities	8,691	8,966
Other liabilities of consolidated investment entities	146	137
Total Liabilities	162,515	170,294

Equity
Ameriprise Financial
Common shares ($.01 par)	3	3
Additional paid-in capital	9,348	9,220
Retained earnings	18,153	17,525
Treasury stock	(21,599)	(21,066)
Accumulated other comprehensive income, net of tax	(895)	3
Total Equity	5,010	5,685
Total Liabilities and Equity	$167,525	$175,979

Ameriprise Financial, Inc.
Reconciliation Table: Earnings
	Quarter Ended March 31,		% Over/ (Under)	Per Diluted Share Quarter Ended March 31,		% Over/ (Under)
(in millions, except per share amounts, unaudited)	2022	2021		2022	2021
Net income	$761	$437	74%	$6.55	$3.58	83%
Less: Net realized investment gains (losses) (1)	16	55		0.14	0.45
Add: Market impact on non-traditional long-duration products (1)	(134)	396		(1.15)	3.24
Add: Mean reversion-related impacts (1)	59	(56)		0.51	(0.46)
Add: Integration/restructuring charges (1)	10	—		0.09	—
Less: Net income (loss) attributable to consolidated investment entities	2	(1)		0.02	(0.01)
Add: Tax effect of adjustments (2)	17	(60)		0.14	(0.49)
Adjusted operating earnings	695	663	5%	5.98	5.43	10%
Less: Long term care impact	1	46		0.01	0.38
Less: Tax effect of long term care impact (2)	—	(10)		—	(0.08)
Adjusted operating earnings excluding long term care impact	$694	$627	11%	$5.97	$5.13	16%

Weighted average common shares outstanding:
Basic	113.7	119.8
Diluted	116.2	122.2

(1) Pretax adjusted operating adjustment.
(2) Calculated using the statutory tax rate of 21%.

Ameriprise Financial, Inc.
Reconciliation Table: Pretax Adjusted Operating Earnings and Pretax Adjusted Operating Margin
	Quarter Ended March 31,
(in millions, unaudited)	2022	2021
Total net revenues	$3,655	$3,350
Less: Net realized investment gains (losses)	17	57
Less: Market impact on non-traditional long-duration products	26	5
Less: Mean reversion-related impacts	—	—
Less: Integration/restructuring charges	—	—
Less: CIEs revenue	17	34
Adjusted operating total net revenues	$3,595	$3,254

Total expenses	$2,732	$2,857
Less: CIEs expenses	15	35
Less: Integration/restructuring charges	10	—
Less: Market impact on non-traditional long-duration products	(108)	401
Less: Mean reversion-related impacts	59	(56)
Less: DAC/DSIC offset to net realized investment gains (losses)	1	2
Adjusted operating expenses	$2,755	$2,475

Pretax income	$923	$493
Pretax adjusted operating earnings	$840	$779

Pretax income margin	25.3%	14.7%
Pretax adjusted operating margin	23.4%	23.9%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Quarter Ended March 31, 2021
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$493	$779
Income tax provision	$56	$116

Effective tax rate	11.3%	14.9%

Ameriprise Financial, Inc.
Reconciliation Table: Effective Tax Rate
	Quarter Ended March 31, 2022
(in millions, unaudited)	GAAP	Adjusted Operating
Pretax income	$923	$840
Income tax provision	$162	$145

Effective tax rate	17.6%	17.3%

Ameriprise Financial, Inc.
Reconciliation Table: Pretax Adjusted Operating Earnings Mix Shift
	Quarter Ended March 31,
(in millions, unaudited)	2022	2021

Advice & Wealth Management	$440	$389
Asset Management	285	228
RPS	191	183
Pretax adjusted operating earnings ex Corporate	$916	$800

Advice & Wealth Management	48%	49%
Asset Management	31%	28%
RPS	21%	23%
Subtotal pretax adjusted operating earnings	100%	100%
AWM & AM	79%	77%

Ameriprise Financial, Inc.
Reconciliation Table: Return on Equity (ROE) Excluding Accumulated Other Comprehensive Income “AOCI”
	Twelve Months Ended March 31,
(in millions, unaudited)	2022	2021
Net income	$3,084	$(65)
Less: Adjustments (1)	328	(1,804)
Adjusted operating earnings	$2,756	$1,739

Total Ameriprise Financial, Inc. shareholders’ equity	$5,518	$6,126
Less: Accumulated other comprehensive income, net of tax	(3)	312
Total Ameriprise Financial, Inc. shareholders’ equity excluding AOCI	5,521	5,814
Less: Equity impacts attributable to the consolidated investment entities	1	1
Adjusted operating equity	$5,520	$5,813

Return on equity excluding AOCI	55.9%	(1.1)%
Adjusted operating return on equity excluding AOCI (2)	49.9%	29.9%

(1) Adjustments reflect the trailing twelve months' sum of after-tax net realized investment gains/losses, net of deferred sales inducement costs ("DSIC") and deferred acquisition costs ("DAC") amortization, unearned revenue amortization and the reinsurance accrual; the market impact on non-traditional long-duration products, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; mean reversion related impacts; block transfer reinsurance transaction impacts; gain on disposal of business; the market impact of hedges to offset interest rate and currency changes on unrealized gains or losses for certain investments; integration/restructuring charges; the impact of consolidating certain investment entities; and discontinued operations. After-tax is calculated using the statutory tax rate of 21%.

(2) Adjusted operating return on equity excluding accumulated other comprehensive income (AOCI) is calculated using the trailing twelve months of earnings excluding the after-tax net realized investment gains/losses, net of DSIC and DAC amortization, unearned revenue amortization and the reinsurance accrual; the market impact on non-traditional long-duration products, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; mean reversion related impacts; block transfer reinsurance transaction impacts; gain on the disposal of business; the market impact of hedges to offset interest rate and currency changes on unrealized gains or losses for certain investments; integration/restructuring charges; the impact of consolidating certain investment entities; and discontinued operations in the numerator, and Ameriprise Financial shareholders' equity excluding AOCI and the impact of consolidating investment entities using a five-point average of quarter-end equity in the denominator. After-tax is calculated using the statutory tax rate of 21%.